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                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


                           dated as of April 16, 1997


                                      among


                         CARRAMERICA REALTY CORPORATION,


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                    as Bank and as Lead Agent for the Banks,


                COMMERZBANK AKTIENGESELLSCHAFT, NEW YORK BRANCH,
                             as Bank and as Co-Agent
                                       and

                             THE BANKS LISTED HEREIN



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                                TABLE OF CONTENTS

                                                              Page
                                                              ----

     ARTICLE I

                   DEFINITIONS................................  2
     SECTION 1.1.  Definitions................................  2
     SECTION 1.2.  Accounting Terms and Determinations........ 17
     SECTION 1.3.  Types of Borrowings........................ 18

     ARTICLE II

                   THE CREDITS................................ 18
     SECTION 2.1.  Commitments to Lend........................ 18
     SECTION 2.2.  Notice of Borrowing........................ 19
     SECTION 2.3.  Notice to Banks; Funding of Loans.......... 20
     SECTION 2.4.  Notes...................................... 21
     SECTION 2.5.  Maturity of Loans.......................... 22
     SECTION 2.6.  Interest Rates............................. 22
     SECTION 2.7.  Fees....................................... 24
     SECTION 2.8.  Mandatory Termination; Extension Option.... 24
     SECTION 2.9.  Mandatory Prepayment....................... 25
     SECTION 2.10.  Optional Prepayments...................... 27
     SECTION 2.11.  General Provisions as to Payments......... 28
     SECTION 2.12.  Funding Losses............................ 29
     SECTION 2.13.  Computation of Interest and Fees.......... 29
     SECTION 2.14.  Method of Electing Interest Rates......... 30

     ARTICLE III

                   CONDITIONS................................. 32
     SECTION 3.1.  Closing.................................... 32
     SECTION 3.2.  Borrowings................................. 34
     SECTION 3.3.  Conditions Precedent to Additional
                     Mortgaged Property Assets................ 35
     SECTION 3.4.  Mortgaged Properties....................... 36

     ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES............. 39
     SECTION 4.1.  Existence and Power........................ 39
     SECTION 4.2.  Power and Authority........................ 40
     SECTION 4.3.  No Violation............................... 40
     SECTION 4.4.  Financial Information...................... 40
     SECTION 4.5.  Litigation................................. 41
     SECTION 4.6.  Compliance with ERISA...................... 42
     SECTION 4.7.  Environmental Compliance................... 42
     SECTION 4.8.  Taxes...................................... 44
     SECTION 4.9.  Full Disclosure............................ 44

     SECTION 4.10.  Solvency.................................. 45
     SECTION 4.11.  Use of Proceeds; Margin Regulations....... 45
     SECTION 4.12.  Governmental Approvals.................... 45
     SECTION 4.13.  Investment Company Act; Public Utility
                      Holding Company Act..................... 45
     SECTION 4.14.  Closing Date Transactions................. 45
     SECTION 4.15.  Representations and Warranties in Loan
                      Documents............................... 46
     SECTION 4.16.  Intentionally Omitted..................... 46
     SECTION 4.17.  No Default................................ 46
     SECTION 4.18.  Licenses, etc............................. 46
     SECTION 4.19.  Compliance With Law....................... 46
     SECTION 4.20.  No Burdensome Restrictions................ 47
     SECTION 4.21.  Brokers' Fees............................. 47
     SECTION 4.22.  Labor Matters............................. 47
     SECTION 4.23.  Organizational Documents.................. 47
     SECTION 4.24.  Principal Offices......................... 48
     SECTION 4.25.  REIT Status............................... 48
     SECTION 4.26.  Ownership of Property..................... 48
     SECTION 4.27.  Security Interests and Liens.............. 48
     SECTION 4.28.  Structural Defects and Violation of Law... 48

     ARTICLE V

                   AFFIRMATIVE AND NEGATIVE COVENANTS......... 49
     SECTION 5.1.  Information................................ 49
     SECTION 5.2.  Payment of Obligations..................... 53
     SECTION 5.3.  Maintenance of Property; Insurance......... 53
     SECTION 5.4.  Conduct of Business........................ 54
     SECTION 5.5.  Compliance with Laws....................... 54
     SECTION 5.6.  Inspection of Property, Books and Records.. 54
     SECTION 5.7.  Existence.................................. 55
     SECTION 5.8.  Financial Covenants........................ 55
     SECTION 5.9.  Restriction on Fundamental Changes;
                     Operation and Control.................... 56
     SECTION 5.10.  Intentionally Omitted..................... 56
     SECTION 5.11.  Sale of the Property...................... 56
     SECTION 5.12.  Fiscal Year; Fiscal Quarter............... 56
     SECTION 5.13.  Margin Stock.............................. 57
     SECTION 5.14   Use of Proceeds........................... 57

     ARTICLE VI

                   DEFAULTS................................... 57
     SECTION 6.1.  Events of Default.......................... 57
     SECTION 6.2.  Rights and Remedies........................ 60
     SECTION 6.3.  Notice of Default.......................... 61



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     ARTICLE VII

                   THE LEAD AGENT............................. 62
     SECTION 7.1.  Appointment and Authorization.............. 62
     SECTION 7.2.  Lead Agent and Affiliates.................. 62
     SECTION 7.3.  Action by Lead Agent....................... 62
     SECTION 7.4.  Consultation with Experts.................. 62
     SECTION 7.5.  Liability of Lead Agent.................... 62
     SECTION 7.6.  Indemnification............................ 63
     SECTION 7.7.  Credit Decision............................ 63
     SECTION 7.8.  Successor Lead Agent....................... 63
     SECTION 7.9.  Lead Agent's Fee........................... 64
     SECTION 7.10.  Copies of Notices......................... 64

     ARTICLE VIII

                   CHANGE IN CIRCUMSTANCES.................... 64
     SECTION 8.1.  Basis for Determining Interest Rate
                     Inadequate or Unfair..................... 64
     SECTION 8.2.  Illegality................................. 65
     SECTION 8.3.  Increased Cost and Reduced Return.......... 66
     SECTION 8.4.  Taxes...................................... 68
     SECTION 8.5.  Base Rate Loans Substituted for Affected
                     Euro-Dollar Loans........................ 70

     ARTICLE IX

                   MISCELLANEOUS.............................. 71
     SECTION 9.1.  Notices.................................... 71
     SECTION 9.2.  No Waivers................................. 71
     SECTION 9.3.  Expenses; Indemnification.................. 71
     SECTION 9.4.  Sharing of Set-Offs........................ 74
     SECTION 9.5.  Amendments and Waivers..................... 75
     SECTION 9.6.  Successors and Assigns..................... 76
     SECTION 9.7.  Governing Law; Submission to Jurisdiction.. 77
     SECTION 9.8.  Marshaling; Recapture...................... 79
     SECTION 9.9.  Counterparts; Integration; Effectiveness... 79
     SECTION 9.10.  WAIVER OF JURY TRIAL...................... 79
     SECTION 9.11.  Survival.................................. 80
     SECTION 9.12.  Domicile of Loans......................... 80
     SECTION 9.13.  Limitation of Liability................... 80
     SECTION 9.14.  Confidentiality........................... 82


Exhibits Intentionally Omitted

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


          AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of April 16, 1997, among CARRAMERICA REALTY CORPORATION (the "Borrower"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Bank and as Lead Agent for the Banks, Commerzbank Aktiengesellschaft, New York Branch, as Co-Agent, and the BANKS listed on the signature pages hereof (the "Banks").


                              W I T N E S S E T H:


          WHEREAS, the Borrower, Morgan Guaranty Trust Company of New York, as Lead Agent and as a Bank, entered into the Revolving Credit Agreement, dated as of January 28, 1997 (the "Initial Closing Date") (the "Existing Credit Agreement"); and

          WHEREAS, the parties hereto have agreed to amend and restate the terms and conditions contained in the Existing Credit Agreement in their entirety as hereinafter set forth.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          I. The Existing Credit Agreement is hereby modified so that all of the terms and conditions of the aforesaid Existing Credit Agreement shall be restated in their entirety as set forth herein, and the Borrower agrees to comply with and be subject to all of the terms, covenants and conditions of this Agreement.

          II. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, and shall be deemed to be effective as of the date hereof.

          III. Any reference in the Mortgages, any other Loan Document or any other document executed in connection with this Agreement to the Existing Credit Agreement shall be deemed to refer to this Agreement.

                                       I

                                   DEFINITIONS

          I.1. Definitions. The following terms, as used herein, have the following meanings:

          "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.6(b).

          "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Lead Agent and submitted to the Lead Agent (with a copy to the Borrower) duly completed by such Bank.

          "Agreement" means this Amended and Restated Revolving Credit Agreement as the same may from time to time hereafter be modified, supplemented or amended.

          "Allocated Mortgaged Property Loan Amount" means as to any Mortgaged Property, an amount equal to the lesser of sixty-five percent (65%) of (x) the purchase price thereof and (y) the Appraised Value thereof. As of the date hereof, the Allocated Mortgaged Property Loan Amounts for the Mortgaged Properties are identified on Exhibit D attached hereto and made a part hereof.

          "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

          "Appraisals" means, with respect to each Mortgaged Property, the independent appraisals, prepared and delivered to the Lead Agent at the Borrower's sole cost and expense and conforming to the regulations promulgated pursuant to FIRREA, initially completed by Cushman & Wakefield in the case of Appraisals for the Mortgaged Properties as of the date of this Agreement; provided, that apart from the Appraisal provided for each Real Property Asset at the time it becomes a Mortgaged Property, the Lead Agent may commission Appraisals only in accordance with the provisions of Section 3.4(b) hereof.

          "Appraised Value" means the value of any Mortgaged Property as indicated on the most recent Appraisal thereof.

          "Assignee" has the meaning set forth in Section 9.6(c).

          "Assignments" means the Assignments of Leases, Rents and Security Deposits executed by the Borrower on or prior to the date hereof or as of the date of acquisition of a Mortgaged Property, securing all or a portion of the Loans.

          "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors.

          "Bankruptcy Code" means Title 11 of the United States Code, entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Fund's Rate plus .50%.

          "Base Rate Loan" means a Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Borrowing or pursuant to Article VIII.

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "Borrower" means CarrAmerica Realty Corporation and its successors.

          "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article II. A Borrowing is a

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"Domestic Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar
Borrowing" if such Loans are Euro-Dollar Loans.

          "Closing Date" means the date on which the Lead Agent shall have received the documents specified in or pursuant to Section 3.1.

          "Collateral" means all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted to the Lead Agent on behalf of the Banks under each of the Mortgages and other Loan Documents.

          "Commitment" means, with respect to each Bank, the amount committed to be loaned by such Bank pursuant to this Agreement, as such amount may be reduced from time to time pursuant to Sections 2.8 and 2.9.

          "Contingent Obligation" as to any Person means, without duplication,
(i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements, guaranteeing partially or in whole any non-recourse Debt, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall not be deemed to include guarantees of Unused Commitments or of construction loans to the extent the same have not been drawn.

          "Debt" of any Person means, without duplication, (A) as shown on such Person's consolidated balance sheet (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property and, (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full in the case of a construction loan),

(B) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder,
(C) all Contingent Obligations of such Person, (D) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements which were not entered into specifically in connection with Debt set forth in clauses (A), (B) or (C) hereof.

          "Debt Service" shall mean, measured as of the last day of each calendar quarter, an amount equal to the greater of (i) the product of four (4) and the amount of interest actually payable by the Borrower on the Loans for the quarter then ended (so as to be determined on an annualized basis) and (ii) Pro-Forma Debt Service.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

          "Domestic Lending Office" means, as to each Bank, its office located within the United States at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office within the United States as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Lead Agent.

          "Due Diligence Package" has the meaning provided in Section 3.3.

          "Environmental Affiliate" means any partnership, or joint venture, trust or corporation in which an equity interest is owned by the Borrower, either directly or indirectly.

          "Environmental Approvals" means any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.

          "Environmental Claim" means, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damage, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, in each case as to which there is a reasonable likelihood of an adverse determination with respect thereto and which, if adversely determined, would have a Material Adverse Effect.

          "Environmental Indemnity" means the Environmental Indemnity(ies) executed by the Borrower on or prior to the date hereof or as of the date of the addition of a Real Property Asset to the Mortgaged Properties.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions,regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Material of Environmental Concern or hazardous wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Material of Environmental Concern or hazardous wastes or the clean-up or other remediation thereof.

          "Environmental Report" has the meaning set forth in Section 4.7.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Euro-Dollar Borrowing" has the meaning set forth in Section 1.3.

          "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Lead Agent.

          "Euro-Dollar Loan" means a Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Borrowing.

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.6(b).

          "Event of Default" has the meaning set forth in Section 6.1.

          "Extension Date" has the meaning set forth in Section 2.8.

          "Extension Notice" has the meaning set forth in Section 2.8.

          "Extension Option" has the meaning set forth in Section 2.8.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan on such day on such transactions as determined by the Lead Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System as constituted from time to time.

          "FFO" means "funds from operations," as defined in the National Association of Real Estate Investment Trusts ("NAREIT") White Paper on Funds From Operations as approved by the NAREIT Board of Governors on March 3, 1995.

          "Financing Statements" means those Uniform Commercial Code Financing Statements executed by the Borrower on or prior to the date hereof or as of the date of an addition of a Real Property Asset to the Mortgaged Properties for the purpose of perfecting the security interest in any personal property serving as collateral for the Loans pursuant to any Loan Document, as to which personal property a security interest may properly be perfected by the filing, in the relevant jurisdiction, of a Financing Statement.

          "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

          "GAAP" means generally accepted accounting principles recognized as such in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any Federal, state or local government or any other political subdivision thereof or agency exercising executive, legislative, judicial, regulatory or administrative functions having jurisdiction over the Borrower or any Mortgaged Property.

          "Group of Loans" means, at any time, a group of Loans consisting of
(i) all Loans which are Base Rate Loans at such time, or (ii) all Loans which are Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.2 or 8.4, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

          "Improvements" has the meaning ascribed to it in each of the Mortgages.

          "Indemnitee" has the meaning set forth in Section 9.3(b).

          "Initial Closing Date" has the meaning set forth in the recitals hereto.

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

           (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

           (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

           (c) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section 2.9 but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above.

(1) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (c)(i) above) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section 2.9 but does not end on such date, then (i) the principal amount (if any) of each Base Rate Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Base Rate Loan shall have an Interest Period determined as set forth above.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Lead Agent" means Morgan Guaranty Trust Company of New York in its capacity as Lead Agent for the Banks hereunder, and its successors in such capacity.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, each of the Borrower and any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Base Rate Loan or a Euro-Dollar Loan and "Loans" means Base Rate Loans or Euro-Dollar Loans or any combination of the foregoing.

          "Loan Amount" has the meaning set forth in Section 2.1(a).

          "Loan Documents" means this Agreement, the Notes, the Mortgages, the Assignments, the Environmental Indemnity, the Financing Statements and any related documents.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.6(b).

          "LTV Ratio" means the ratio, expressed as a percentage and calculated on a quarterly basis, as of the last day of each calendar quarter, by the Borrower, of the aggregate amount of the Loans outstanding as of the date of determination, to the Mortgaged Properties Value as of the date of determination.

          "Margin Stock" shall have the meaning provided such term in Regulation U and Regulation G of the Federal Reserve Board.

          "Material Adverse Effect" means a material adverse effect upon the ability of the Borrower to perform its obligations hereunder in all material respects, including to pay interest and principal.

          "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

          "Material of Environmental Concern" means and includes pollutants, contaminants, hazardous wastes, and toxic, radioactive, caustic or otherwise hazardous substances, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

          "Maturity Date" has the meaning set forth in Section 2.8.

          "Minimum Debt Service Coverage" means as of the last day of each calendar quarter, Net Operating Cash Flow equal to or greater than 125% of Debt Service for periods ending on or prior to July 31, 1997 and 135% of Debt Service for periods ending on or after August 1, 1997.

          "Morgan" means Morgan Guaranty Trust Company of New York, in its individual capacity.

          "Mortgaged Properties" means, as of any date, the Real Property Assets listed in Exhibit B attached hereto and made a part hereof, each of which is 100% owned in fee (or leasehold in the case of assets listed as such on Exhibit
B) by the Borrower, together with all Real Property Assets which have become part of the Mortgaged Properties as of such date in accordance with Section 3.3 and excluding any Mortgaged Properties which have been released from this Agreement, the Mortgage and the other Loan Documents as of such date in accordance with Sections 3.4(c) and 5.13 and all other terms of this Agreement.

          "Mortgaged Properties Value" means the aggregate of the Appraised Values of the Mortgaged Properties.

          "Mortgages" shall mean the mortgage(s), deed(s) to secure debt, and/or deed(s) of trust executed by the Borrower on or prior to the date hereof or as of the date of the addition of a Real Property Asset to the Mortgaged Properties, securing all or a portion of the Loans, each of which Mortgages shall be a first mortgage lien with respect to each Real Property Asset which is the subject thereof.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "Net Operating Cash Flow" means, as of any date of determination, with respect to all Mortgaged Properties, the Property Income which is the product of four (4) and the Property Income for the quarter then ended (so as to be determined on an annualized basis), but less (x) the Property Expenses which are the product of four (4) and the Property Expenses with respect to all such Mortgaged Properties for the quarter then ended (so as to be determined on an annualized basis), and (y) appropriate reserves for replacements of not less than $1.50 per square foot per annum for each Mortgaged Property.

          "Notes" means, collectively, the promissory notes of the Borrower, each substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

          "Notice of Borrowing" means a Notice of Borrowing (as defined in Section 2.2).

          "Obligations" means all obligations, liabilities and indebtedness of every nature of the Borrower from time to time owing to any Bank under or in connection with this Agreement or any other Loan Document.

          "Outstanding Balance" means the aggregate outstanding and unpaid principal balance of all Loans.

          "Parent" means, with respect to any Bank, any Person controlling such Bank.

          "Participant" has the meaning set forth in Section 9.6(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted LTV Ratio" means any LTV Ratio which is 65% or lower.

          "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "PML Reports" means one or more Probable Maximum Loss reports, in each case reasonably acceptable to the Lead Agent.

          "Prime Rate" means the rate of interest publicly announced by Morgan in New York City from time to time as its Prime Rate.

          "Pro-Forma Debt Service" means the amount determined by applying a 25-year mortgage style amortization schedule to the Loans outstanding as of the last day of the calendar quarter then ended, using an annual interest rate equal to the Treasury Rate plus 1.50%, determined on an annualized basis.

          "Property Expenses" means, when used with respect to any Mortgaged Property, the operating expenses of maintaining and operating such Real Property Asset determined in accordance with GAAP, but excluding depreciation, amortization and interest costs.

          "Property Income" means, when used with respect to any Mortgaged Property, cash rents and other cash revenues received in the ordinary course therefrom, including, without limitation, revenues from any parking leases and lease termination fees amortized over the remaining term of the lease for which such termination fee was received (other than the pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent).

          "Property Release" has the meaning set forth in Section 3.4(c).

          "Real Property Assets" means as of any time, the real property assets owned directly or indirectly by the Borrower at such time.

          "Reference Bank" means the principal London offices of Morgan.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, deposit, discharge, leaching or migration.

          "Release Date" has the meaning set forth in Section 3.4(c).

          "Required Banks" means, at any time, Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Loans.

          "Requirements" means all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements of every Governmental Authority having jurisdiction over any Mortgaged Property and all restrictive covenants applicable to any Mortgaged Property.

          "Solvent" means, with respect to any Person, that the fair saleable value of such Person's assets exceeds the Debts of such Person.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests representing either (i) ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) a majority of the economic interest therein, are at the time directly or indirectly owned by the Borrower, including, without limitation, Carr Real Estate Services, Inc., Carr Real Estate Services of Northern Virginia, Inc., Carr Development and Construction, Inc. and CarrAmerica Realty, L.P.

          "Survey" means a survey (prepared in accordance with the ALTA appropriate specifications) for each Mortgaged Property, prepared or re-certified on a date not earlier than six (6) months prior to the date of the applicable Mortgage, by a land surveyor duly licensed in the state in which such Mortgaged Property is located.

          "Term" has the meaning set forth in Section 2.8.

          "Title Company" means, with respect to each Mortgaged Property, a title insurance company of recognized national standing.

          "Title Commitment" means, for each Mortgaged Property, an ALTA fee or leasehold title commitment or title policy (if available in the state where the applicable Mortgaged Property is located; otherwise, such other form of fee or leasehold title commitment or title policy as is customarily used in such state) issued by the Title Company.

          "Treasury Rate" means, as of any date, a rate equal to the annual yield to maturity on the U.S. Treasury Constant Maturity Series with a ten-year maturity, as such yield is reported in Federal Reserve Statistical Release H.15 -- Selected Interest Rates, published most recently prior to the date the applicable Treasury Rate is being determined. Such yield shall be determined by straight line linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, the Lead Agent shall select, in its reasonable discretion, an alternate basis for the determination of Treasury yield for U.S. Treasury Constant Maturity Series with ten-year maturities.

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

          "Unused Commitments" means an amount equal to all unadvanced funds (other than unadvanced funds in connection with any construction loan) which the Banks are obligated to advance to the Borrower, pursuant to this Agreement.

          I.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower delivered to the Lead Agent and the Banks; provided that, if the Borrower notifies the Lead Agent and the Banks that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Lead Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

          I.3. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans).


                                       II

                                  THE CREDITS

          II.1. Commitments to Lend.

          (a) Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make the Loans to the Borrower pursuant to this Section from time to time during the Term in amounts such that the aggregate principal amount of the Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. The aggregate amount of Loans to be made hereunder shall not exceed One Hundred Fifty Million Dollars ($150,000,000) (the "Loan Amount"). Each Borrowing under this subsection (a) shall be in an aggregate principal amount of at least $2,500,000, or an integral multiple of $1,000,000 in excess thereof and shall be made from the several Banks ratably in proportion to their respective Commitments. Subject to the limitations set forth herein, any amounts repaid may be reborrowed. Notwithstanding anything to the contrary, the number of new Borrowings shall be limited to two Borrowings per calendar month.

         (b) Notwithstanding anything in the preceding subparagraph (a) to the contrary, the Borrowings shall in no event exceed (and no Bank shall be deemed to have committed to fund its pro rata share of an amount which exceeds) (A) the aggregate of the Allocated Mortgaged Property Loan Amount for all Mortgaged Properties, as it may increase or decrease from time to time in accordance with the provisions hereof or (B) an amount which would result in the violation of any provision of Section 5.8(a) or (b).

          II.2. Notice of Borrowing. The Borrower shall give the Lead Agent notice (a "Notice of Borrowing") not later than 10:00 a.m. (New York City time)
(x) one Domestic Business Day before each Base Rate Borrowing or (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

              (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

              (ii) the aggregate amount of such Borrowing,

              (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans,

              (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

              (v) the intended use for the proceeds of such Borrowing.

          II.3. Notice to Banks; Funding of Loans.

               (a) Upon receipt of a Notice of Borrowing, the Lead Agent shall notify each Bank on the same day as it receives the Notice of Borrowing of the contents thereof and of such Bank's share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

               (b) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, each Bank shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Lead Agent at its address referred to in Section 9.1. The Lead Agent will make the funds so received from the Banks available to the Borrower at the Lead Agent's aforesaid address. Upon any change in any of the Commitments in accordance herewith, there shall be an automatic adjustment to each Bank's pro rata share thereof to reflect such changed shares.

               (c) Unless the Lead Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Lead Agent such Bank's share of such Borrowing, the Lead Agent may assume that such Bank has made such share available to the Lead Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.3 and the Lead Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Lead Agent, such Bank and the Borrower severally agree to repay to the Lead Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Lead Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.6 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Lead Agent such corresponding amount, such amount so repaid shall constitute such

Bank's Loan included in such Borrowing for purposes of this Agreement. Repayment to Lead Agent by the Borrower of any such amounts not advanced by a Bank shall not constitute a waiver by the Borrower of any of its rights or remedies against such Bank or otherwise.

          II.4. Notes.

               (a) The Loans shall be evidenced by the Notes, each of which shall be payable to the order of each Bank for the account of its Applicable Lending Office in an amount equal to each such Bank's Commitment.

               (b) Each Bank may, by notice to the Borrower and the Lead Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto, with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

               (c) Upon receipt of each Bank's Note pursuant to Section 3.1(a), the Lead Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

               (d) There shall be no more than five (5) Euro-Dollar Borrowings outstanding at any one time pursuant to this Agreement.

          II.5. Maturity of Loans. The Loans shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.

          II.6. Interest Rates.

               (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of 0.50% plus the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof.

               (b) Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of 1.625% plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

               "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

               "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

               "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to the Reference Bank in the London interbank market at approximately 11:00 a.m. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

               (c) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loans, and, to the extent permitted by law, overdue interest in respect of all Loans, shall bear interest at the annual rate of the sum of the Prime Rate and four percent (4%).

               (d) The Lead Agent shall determine each interest rate applicable to the Loans hereunder. The Lead Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

               (e) The Reference Bank agrees to use its best efforts to furnish quotations to the Lead Agent as contemplated by this Section. If the Reference Bank does not furnish a timely quotation, the provisions of Section 8.1 shall apply.

          II.7. Fees.

               (a) Commitment Fee. During the Term, the Borrower shall pay Lead Agent for the account of the Banks ratably in proportion to their respective Commitments, a commitment fee at an annual rate of (i) .25% on the daily average undrawn Commitments in any given quarter to the extent that the average of the aggregate of undrawn Commitments calculated daily during such quarter is more than 50% of the total Commitments or (ii) .1250% on the daily average undrawn Commitments in any given quarter to the extent that the average of the aggregate of undrawn Commitments calculated daily during such quarter is less than or equal to 50% of the total Commitments, as applicable, payable quarterly, in arrears. Such commitment fee shall accrue from and including the Initial Closing Date to, but excluding, the Maturity Date (or, with respect to any Commitment, such earlier date as such Commitment terminates in its entirety).

               (b) Administration Fee. On the Initial Closing Date and on each six-month anniversary thereof during the Term, the Borrower shall pay to the Lead Agent, for its own account, a fee (in each case, an "Administration Fee") of $25,000.

               (c) Extension Fee. Simultaneously with the delivery of the applicable Extension Notice, the Borrower shall pay to the Lead Agent with respect to such Extension Option for the account of the Banks ratably in proportion to their Commitments an extension fee of .125% of the aggregate Commitments.

               (d) Fees Non-Refundable. All fees set forth in this Section 2.7 shall be deemed to have been earned on the date payment is due in accordance with the provisions hereof and shall be non-refundable. The obligation of the Borrower to pay such fees in accordance with the provisions hereof shall be binding upon the Borrower and shall inure to the benefit of the Lead Agent and the Banks regardless of whether any Loans are actually made.

         II.8. Mandatory Termination; Extension Option. The term (the "Term") of the Commitments shall terminate and expire on July 28, 1997, except as otherwise provided in this Section 2.8 below (as the same may be extended in accordance with the provisions of this Section 2.8, the "Maturity Date"); except that, subject to the following conditions, the Borrower shall have two options (each, an "Extension Option") exercisable upon delivery by the Borrower of written notice thereof to the Lead Agent (the "Extension Notice") on or before the date which is thirty (30) days prior to the Maturity Date (which Extension Notice the Lead Agent shall promptly deliver to the Banks) to extend the Term of the Loans and the Maturity Date for an additional six month period (each, an "Extension Period"), such that the Term shall expire on January 28, 1998 or July 28, 1998, as the case may be. The Borrower's right to exercise either Extension Option shall be subject to the following terms and conditions: (i) no Event of Default shall have occurred and be continuing both on the date the Borrower delivers the applicable Extension Notice to the Lead Agent and on the date the applicable Extension Period shall commence (each, an "Extension Date"), (ii) the Borrower shall pay to the Lead Agent (x) for the account of the Banks ratably in proportion to their respective Commitments, the Extension Fee within the time period set forth in Section 2.7(c), and (y) in the case of the second Extension Option, for its own account, the additional fee pursuant to Section 2.7(b), and (iii) no Material Adverse Effect shall have occurred. If any Loans are outstanding on the Maturity Date, the same shall be due and payable (together with accrued interest thereon) on the Maturity Date, and Borrower shall repay the same in full.

          II.9. Mandatory Prepayment.

          (a) If as of the last day of any calendar quarter the LTV Ratio exceeds the Permitted LTV Ratio, provided that no Event of Default has occurred and is continuing, either (i) the Borrower shall add additional Real Property Assets to the Mortgaged Properties within 60 days of the date the LTV Ratio exceeded the Permitted LTV Ratio, in accordance with the provisions of Section 3.3, or (ii) the Borrower shall pay to the Lead Agent, for the account of the Banks, within 60 days of the date the LTV Ratio exceeded the Permitted LTV Ratio, an amount such that the Loans outstanding subsequent to such payment do not cause the LTV Ratio to exceed the Permitted LTV Ratio.

          (b) In the event that a Mortgaged Property is sold in accordance with
Section 3.4(c) hereof, the Borrower shall simultaneously with such sale, prepay to the Lead Agent, for the account of the Banks, an amount such that the Loans outstanding subsequently to such sale do not cause (i) the LTV Ratio with respect to the remaining Mortgaged Properties to exceed the Permitted LTV Radio or (ii) the Minimum Debt Service Coverage to be exceeded. Sale of a Mortgaged Property in violation of this Section 2.9 shall constitute an Event of Default.

          (c) In the event that the Minimum Debt Service Coverage is not maintained as of the last day of a calendar quarter, either (i) the Borrower will add a Real Property Asset to the Mortgaged Properties in accordance with this Agreement which, on a pro forma basis (i.e. the Minimum Debt Service Coverage shall be recalculated to include such Real Property Asset as though the same had been a Mortgaged Property for the entire applicable period) would result in compliance with the Minimum Debt Service Coverage or (ii) the Borrower shall prepay to the Lead Agent, for the account of the Banks, an amount necessary to cause the Minimum Debt Service Coverage to be in compliance within 60 days of the date on which the Minimum Debt Service Coverage failed to be maintained. Failure by the Borrower to comply with the Minimum Debt Service Coverage within 60 days of the date of such non-compliance shall be an Event of Default.

          II.10. Optional Prepayments.

          (a) The Borrower may, upon at least one Domestic Business Day's notice to the Lead Agent, prepay to the Lead Agent, for the account of the Banks, any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating One Million Dollars ($1,000,000), or an integral multiple of One Million Dollars ($1,000,000) in excess thereof or, if less, either (i) the outstanding principal balance of all Loans hereunder or (ii) the amounts payable calculated in accordance with the provisions of Section 2.9, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

          (b) Except as provided in Section 8.2, the Borrower may not prepay all or any portion of the principal amount of any Euro-Dollar Loan prior to the maturity of the Interest Period thereof unless the Borrower shall also pay any applicable expenses pursuant to Section 2.12. Any such prepayment shall be upon at least three (3) Euro-Dollar Business Days' notice to the Lead Agent.

          (c) A Borrower may at any time and from time to time cancel all or any part of the Commitments in amounts aggregating One Million Dollars ($1,000,000), or an integral multiple of One Million Dollars ($1,000,000) in excess thereof, by the delivery to the Lead Agent and the Banks of a notice of cancellation upon at least three (3) Domestic Business Days' notice to Lead Agent and the Banks, whereupon, all or such portion of the Commitments shall terminate as to the Banks, pro rata on the date set forth in such notice of cancellation, and, if there are any Loans then outstanding in an aggregate amount which exceeds the aggregate Commitments (after giving effect to any such reduction), the Borrower shall prepay to the Lead Agent, for the account of the Banks, all or such portion of Loans outstanding on such date in accordance with the requirements of Sections 2.10(a) and (b). The Borrower shall be permitted to designate in its notice of cancellation which Loans, if any, are to be prepaid.

          (d) Upon receipt of a notice of prepayment or cancellation pursuant to this Section, the Lead Agent shall promptly, and in any event within one (1) Domestic Business Day, notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment or cancellation and such notice shall not thereafter be revocable by the Borrower.

          (e) Any amounts so prepaid pursuant to this Section 2.10 may be reborrowed subject to the other terms of this Agreement. In the event that the Borrower elects to cancel all or any portion of the Commitments pursuant to
Section 2.10(c) hereof, such amounts may not be reborrowed.

          II.11. General Provisions as to Payments.

          (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Lead Agent at its address referred to in Section 9.1. The Lead Agent will distribute to each Bank its ratable share of each such payment received by the Lead Agent for the account of the Banks on the same day as received by the Lead Agent if received by the Lead Agent by 3:00 p.m. (New York City time), or, if received by the Lead Agent after 3:00 p.m. (New York City time), on the immediately following Domestic Business Day. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Lead Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Lead Agent may assume that the Borrower has made such payment in full to the Lead Agent on such date and the Lead Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Lead Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Lead Agent, at the Federal Funds Rate.

          II.12. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.6(b), or if the Borrower fails to borrow any Euro-Dollar Loans, after notice has been given to any Bank in accordance with Section 2.3(a), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense and the calculation thereof, which certificate shall be prima facie evidence of the matters certified therein.

          II.13. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          II.14. Method of Electing Interest Rates.

          (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

               (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day;

               (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Lead Agent at least three (3) Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be continued as Base Rate Loans, in which case such notice shall be delivered to the Lead Agent no later than 12:00 Noon (New York City time) at least one (1) Domestic Business Day before such continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group, (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each $1,000,000 or any larger multiple of $1,000,000, (iii) there shall be no more than five (5) Borrowings comprised of Euro-Dollar Loans outstanding at any time under this Agreement,
(iv) no Loan may be continued as, or converted into, a Euro-Dollar Loan when any

Event of Default has occurred and is continuing, and (v) no Interest Period shall extend beyond the Maturity Date.

          (b) Each Notice of Interest Rate Election shall specify:

               (i) the Group of Loans (or portion thereof) to which such notice applies;

               (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

               (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

               (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

          (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Lead Agent shall notify each Bank on the same day as it receives such Notice of Interest Rate Election of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Lead Agent for any Group of Euro-Dollar Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

                                      III

                                   CONDITIONS

          III.1. Closing. The closing hereunder shall occur on the date (the "Closing Date") when each of the following conditions is satisfied (or waived by the Lead Agent), each document to be dated the Closing Date unless otherwise indicated:

          (a) the Borrower shall have executed and delivered to the Lead Agent a Note for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.4;

          (b) the Borrower shall have executed and delivered to the Lead Agent a duly executed original of this Agreement;

          (c) the Lead Agent shall have received an opinion of Mayer, Brown & Platt, counsel for the Borrower, acceptable to the Lead Agent, the Banks and their counsel;

          (d) the Lead Agent shall have received all documents the Lead Agent may reasonably request relating to the existence of the Borrower, the authority for and the validity of this Agreement and the other Loan Documents, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Lead Agent. Such documentation shall include, without limitation, the articles of incorporation and by-laws or the partnership agreement and limited partnership certificate, as applicable, of the Borrower, as amended, modified or supplemented to the Closing Date, each certified to be true, correct and complete by a senior officer of the Borrower as of a date not more than forty-five (45) days prior to the Closing Date, together with a good standing certificate from the Secretary of State (or the equivalent thereof) of the State of Maryland with respect to the Borrower and a good standing certificate from the Secretary of State (or the equivalent thereof) of each other State in which a Mortgaged Property is located, each to be dated not more than forty-five (45) days prior to the Closing Date;

          (e) the Lead Agent shall have received all certificates, agreements and other documents and papers referred to in this Section 3.1 and Section 3.2, unless otherwise specified, in sufficient counterparts, satisfactory in form and substance to the Lead Agent in its sole discretion;

          (f) the Borrower shall have taken all actions required to authorize the execution and delivery of this Agreement and the other Loan Documents and the performance thereof by the Borrower;

          (g) the Lead Agent shall be reasonably satisfied that the Borrower is not subject to any present or contingent environmental liability which could have a Material Adverse Effect;

          (h) the Lead Agent shall have received all financial statements of the Borrower required to have been delivered by the Borrower on or before the Closing Date pursuant to the Existing Credit Agreement;

          (i) the Lead Agent shall have received wire transfer instructions in connection with the Loans to be made on the Closing Date;

          (j) the Lead Agent shall have received, for its and any other Bank's account, all fees due and payable pursuant to Section 2.7 hereof on or before the Closing Date, and the reasonable fees and expenses accrued through the Closing Date of Skadden, Arps, Slate, Meagher & Flom LLP;

          (k) the Lead Agent shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower, and the validity and enforceability against the Borrower, of the Loan Documents, or in connection with any of the transactions contemplated thereby, and such consents, licenses and approvals shall be in full force and effect;

          (l) the representations and warranties of the Borrower contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date both before and after giving effect to the making of any Loans; and

          (m) receipt by the Lead Agent and the Banks of a certificate of the chief financial officer or the chief accounting officer of the Borrower certifying that the Borrower is in compliance with all covenants of the Borrower contained in this Agreement, including, without limitation, the requirements of
Section 5.8, as of the Closing Date.

The Lead Agent shall promptly notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

          III.2. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a) the Closing Date shall have occurred on or prior to April 16, 1997;

          (b) receipt by the Lead Agent of a Notice of Borrowing as required by
Section 2.2;

          (c) immediately after such Borrowing, the Outstanding Balance will not exceed the aggregate amount of the Commitments and with respect to each Bank, such Bank's pro rata portion of the Loans on the amount permitted pursuant to
Section 2.1(b);

          (d) immediately before and after such Borrowing, no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the making of such Loans;

          (e) the representations and warranties of the Borrower contained in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing both before and after giving effect to the making of such Loans;

          (f) no law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to enjoin, prohibit or restrain, the making or repayment of the Loans or any participations therein or the consummation of the transactions contemplated hereby; and

          (g) no event, act or condition shall have occurred after the Closing Date which, in the reasonable judgment of the Lead Agent or the Required Banks, as the case may be, has had or is likely to have a Material Adverse Effect.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(c) through (g) of this Section (except that with respect to clause (f), such representation and warranty shall be deemed to be limited to laws, regulations, orders, judgments, decrees and litigation affecting the Borrower and not solely the Banks).

          III.3. Conditions Precedent to Additional Mortgaged Property Assets.

          (a) All Real Property Assets to be added to the Mortgaged Properties shall be approved by all of the Banks.

          (b) The Borrower shall submit to the Lead Agent and the Banks as provided in subsection (c) below the materials set forth below (the "Due Diligence Package") relating to each Real Property Asset to be added to the Mortgaged Properties. The Due Diligence Package shall include (i) a description of the Real Property Asset, (ii) two years of historical cash flow operating statements, if available, (iii) five years of cash flow projections (including capital expenditures), (iv) the credit history of each existing tenant which occupies more than 15% of such Real Property Asset or New Acquisition, (v) a map and site plan, including an existing Survey of the property dated not more than twelve (12) months prior to such submission, (vi) copies of all lease agreements and, if then available, abstracts thereof with each existing tenant which occupies more than 15% of such Real Property Asset and lease abstracts thereof,
(vii) a satisfactory environmental report indicating that the Real Property Asset (A) complies with all Environmental

Laws in all material respects, (B) is free of all Material of Environmental Concern in all material respects and (C) is not subject to any Environmental Claim, (viii) a satisfactory engineer's inspection report, (ix) an estoppel certificate from each tenant which occupies 15% or more of the Real Property Asset, (x) evidence of compliance with zoning and other local laws, (xi) a satisfactory Title Commitment, (xii) a final investment memorandum prepared by the Borrower in connection with the Real Property Asset, (xiii) a satisfactory property inspection report, (xiv) a PML Report upon the reasonable request of the Lead Agent and (xv) an Appraisal. The Borrower shall permit the Lead Agent at all reasonable times and upon reasonable prior notice to make an inspection of such Real Property Asset.

          (c) The Borrower shall distribute a copy of each item constituting the Due Diligence Package by overnight mail to each of the Banks for their review and approval. Failure to respond to the Lead Agent in writing by any Bank within fifteen (15) Domestic Business Days after receipt of the Due Diligence Package, shall be deemed to be an approval by such Bank of such potential New Acquisition or Real Property Asset.

          III.4. Mortgaged Properties. (a) On the Closing Date, and on the date of the addition of any Real Property Asset to the Mortgaged Properties, as applicable, or as soon thereafter as is practicable, the Lead Agent shall cause all of the Mortgages, the Assignments, the Environmental Indemnities and the Financing Statements (collectively, the "Security Documents") (which are to be recorded and/or filed) to be recorded and/or filed in the appropriate offices, as security for the Loans, at the Borrower's sole cost and expense. Upon such addition, the Borrower shall cause to be delivered to the Lead Agent, at the Borrower's sole cost and expense, the Title Policies, and the Borrower will cooperate with the Lead Agent and execute such further instruments and documents and perform such further acts as the Lead Agent or the Title Company shall reasonably request to carry out the creation and perfection of the liens and security interests contemplated by the Security Documents.

          (a) The Lead Agent shall have the one-time right with respect to each Real Property Asset which is or becomes a Mortgaged Property, prior to the Maturity Date, as the same may be extended from time to time in accordance with the provisions hereof, to commission, at the Borrower's sole cost and expense, an updated Appraisal, and shall deliver copies of each such Appraisal to each Bank and to the Borrower promptly after receipt thereof by the Lead Agent. Only an Appraisal ordered in compliance with this subparagraph (b) may be used in calculating the LTV Ratio.

          (b) The Borrower shall be entitled to have one (1) or more of the Mortgaged Properties released from the Lien of this Mortgage; provided, that the Loans outstanding subsequent to such release do not cause (i) the LTV Ratio with respect to the remaining Mortgaged Properties to exceed the Permitted LTV Ratio or (ii) the Minimum Debt Service Coverage to be exceeded; provided, further, that all of the conditions set forth below have been satisfied. The release of any of the Mortgaged Properties shall be subject to the satisfaction of the following conditions:

               (i) Lead Agent shall have received from the Borrower at least 30 days' prior written notice of the date proposed for such release (the "Release Date");

               (ii) no Event of Default shall have occurred and be continuing as of the date of such notice and the Release Date;

               (iii) the Borrower shall pay to the Lead Agent for the account of the Banks, the amounts, if any, required to be paid so that the Permitted LTV Ratio and Minimum Debt Service Coverage requirements continue to be met with respect to the remaining Mortgaged Properties, including any additions thereto;

               (iv) the Borrower shall have delivered to the Lead Agent an officer's certificate, dated the Release Date, confirming the matters referred to in clause (ii) above, certifying that the provisions of clause (iii) above have been complied with and certifying that all conditions precedent for such release contained in this Agreement have been complied with;

               (v) the Borrower, at its sole cost and expense, shall have delivered to the Lead Agent, one or more endorsements to the mortgagee policy of title insurance delivered to the Lead Agent in connection with this Agreement insuring that, after giving effect to such release, (x) the Liens created by the Mortgage and insured thereunder are first priority Liens on the respective remaining Mortgaged Properties subject only to the permitted exceptions permitted pursuant to the Mortgage applicable to the remaining Mortgaged Properties and (y) that such policy is in full force and effect and unaffected by such release; and

               (vi) there shall be no fewer than two (2) Mortgaged Properties at any one time.

               Upon or after payment of any amounts required to be paid pursuant to clause (iii) above and the satisfaction of all other conditions provided for herein, the Lead Agent shall effectuate the following (hereinafter referred to as a "Property Release"): the security interest of the Banks in the Mortgage and other Loan Documents relating to the released Mortgaged Property shall be released from the Lien of the Mortgage and the Lead Agent will execute and deliver any agreements reasonably requested by the Borrower to release and terminate or reassign, at the Borrower's option, the Mortgage as to the released Mortgaged Property; provided, that such release and termination or reassignment shall be without recourse to the Lead Agent (except as contemplated hereby) and without any representation or warranty except that the Lead Agent shall be deemed to have represented that such release and termination or reassignment has been duly authorized and that it has not assigned or encumbered the Mortgage or the other Loan Documents relating to the released Mortgaged Property (except as contemplated hereby) and the Lead Agent shall return the originals of any Loan Documents that relate solely to the released Mortgaged Property to the Borrower; provided, further, that upon the release and termination or reassignment of the Lead Agent's security interest in the Mortgage relating to the released Mortgaged Property all references herein to the Mortgage relating to the released Mortgaged Property shall be deemed deleted, except as otherwise provided herein with respect to indemnities.


                                       IV

                         REPRESENTATIONS AND WARRANTIES

          In order to induce the Lead Agent and each of the other Banks which may become a party to this Agreement to make the Loans, the Borrower makes the following representations and warranties as of the date hereof. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans.

          IV.1. Existence and Power. The Borrower is duly organized, validly existing and in good standing as a corporation under the laws of the State of Maryland and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

          IV.2. Power and Authority. The Borrower has the corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action to authorize the execution and delivery on behalf of the Borrower and the performance by the Borrower of such Loan Documents. The Borrower has duly executed and delivered each Loan Document to which it is a party, and each such Loan Document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

          IV.3. No Violation. Neither the execution, delivery or performance by or on behalf of the Borrower of the Loan Documents, nor compliance by the Borrower with the terms and provisions thereof nor the consummation of the transactions contemplated by the Loan Documents, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which the Borrower (or of any partnership of which the Borrower is a partner) is a party or by which it or any of its property or assets is bound or to which it is subject or (iii) will cause a default by the Borrower under any organizational document of any Subsidiary, or cause a default under its articles of incorporation or by-laws.

          IV.4. Financial Information.

          (a) The unaudited consolidated balance sheet of the Borrower as of December 31, 1996, a copy of which has been delivered to the Lead Agent, fairly presents, in conformity with GAAP, the consolidated financial position of the Borrower as of such date and its consolidated results of operations for such fiscal year.

          (b) Since December 31, 1996, (i) there has been no material adverse change in the business, financial position or results of operations of the Borrower and (ii) except as previously disclosed to the Lead Agent, the Borrower has not incurred any material indebtedness or guaranty.

          IV.5. Litigation.

          (a) There is no action, suit or proceeding pending against, or to the knowledge of the Borrower, threatened against or affecting, (i) the Borrower or any of its Subsidiaries, (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents or (iii) any of their assets, in any case before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which could, individually or in the aggregate, have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the other Loan Documents.

          (b) There are no final nonappealable judgments or decrees in an aggregate amount of Five Million Dollars ($5,000,000) or more entered by a court or courts of competent jurisdiction against the Borrower (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing).

          IV.6. Compliance with ERISA.

          (a) Except as previously disclosed to the Lead Agent in writing, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan,
(ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          (b) The transactions contemplated by the Loan Documents will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Lead Agent or the Banks to any tax or penalty or prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

          IV.7. Environmental Compliance. To the best of Borrower's actual knowledge, except as set forth in the environmental report(s) delivered to Lead Agent with respect to each of the Mortgaged Properties (as supplemented or amended, the "Environmental Reports"), (i) there are in effect all Environmental Approvals which are required to be obtained under all Environmental Laws with respect to the Property, except for such Environmental Approvals the absence of which would not have a Material Adverse Effect, (ii) the Borrower is in compliance in all material respects with the terms and conditions of all such Environmental Approvals, and is also in compliance, with respect to the Mortgaged Properties, in all material respects with all other Environmental Laws or any plan, order, decree, judgment, injunction, notice or demand letter issued, entered or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect. The Environmental Reports as of the date hereof are listed in Exhibit E attached hereto and made a part hereof.

          Except as set forth in the Environmental Reports or otherwise disclosed to the Lead Agent as of the Closing Date, to Borrower's actual knowledge:

               (i) There are no Environmental Claims or investigations pending or threatened by any Governmental Authority with respect to any alleged failure by the Borrower to have any Environmental Approval required in connection with the conduct of the business of the Borrower on any of the Mortgaged Properties, or with respect to any generation, treatment, storage, recycling, transportation, Release or disposal of any Material of Environmental Concern generated by the Borrower or any lessee on any of the Mortgaged Properties;

               (ii) No Material of Environmental Concern has been Released at the Property to an extent that it may reasonably be expected to have a Material Adverse Effect;

               (iii) No PCB (in amounts or concentrations which exceed those set by applicable Environmental Laws) is present at any of the Mortgaged Properties;

               (iv) No friable asbestos is present at any of the Mortgaged Properties;

               (v) There are no underground storage tanks for Material Environmental Concern, active or abandoned, at any of the Mortgaged Properties;

               (vi) No Environmental Claims have been filed with a Governmental Authority with respect to any of the Mortgaged Properties, and none of the Mortgaged Properties is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up;

               (vii) There are no Liens arising under or pursuant to any Environmental Laws on any of the Mortgaged Properties, and no government actions have been taken or are in process which could subject any of the Mortgaged Properties to such Liens; and

               (viii) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, the Borrower in relation to any of the Mortgaged Properties which have not been made available to the Lead Agent.

          IV.8. Taxes. The initial tax year of the Borrower for federal income tax purposes was 1993. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary except if such assessment is being contested in good faith by appropriate proceedings and adequate reserves have been established with respect thereto. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

          IV.9. Full Disclosure. All information heretofore furnished by the Borrower to the Lead Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts known to the Borrower which materially and adversely affect or are likely to materially and adversely affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower considered as one enterprise or the ability of the Borrower to perform its obligations under this Agreement or the other Loan Documents.

          IV.10. Solvency. On the Closing Date and after giving effect to the transactions contemplated by the Loan Documents occurring on the Closing Date, the Borrower is Solvent.

          IV.11. Use of Proceeds; Margin Regulations. All proceeds of the Loans will be used by the Borrower only in accordance with the provisions hereof. No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Federal Reserve Board.

          IV.12. Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect.

          IV.13. Investment Company Act; Public Utility Holding Company Act. The Borrower is not (x) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

          IV.14. Closing Date Transactions. On the Closing Date and immediately prior to the making of the Loans, the transactions (other than the making of the Loans) intended to be consummated on the Closing Date will have been consummated in accordance with all applicable laws. All consents and approvals of, and filings and registrations with, and all other actions by, any Person required in order to make or consummate such transactions have been obtained, given, filed or taken and are in full force and effect.

          IV.15. Representations and Warranties in Loan Documents. All representations and warranties made by the Borrower in the Loan Documents are true and correct in all material respects.

          IV.16. Intentionally Omitted.

          IV.17. No Default. No Default or Event of Default exists under or with respect to any Loan Document. The Borrower is not in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default is likely (to the extent that the Borrower can now reasonably foresee) to result in a Material Adverse Effect.

          IV.18. Licenses, etc. The Borrower has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted on or with respect to the Mortgaged Properties, the absence of which is likely (to the extent that the Borrower can now reasonably foresee) to have a Material Adverse Effect.

          IV.19. Compliance With Law. The Borrower is in compliance with all laws, rules, regulations, orders, judgments, writs and decrees, including, without limitation, all building and zoning ordinances and codes affecting the Mortgaged Properties, the failure to comply with which is likely (to the extent that the Borrower can now reasonably foresee) to have a Material Adverse Effect.

          IV.20. No Burdensome Restrictions. The Borrower is not a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is likely (to the extent that the Borrower can now reasonably foresee) to have a Material Adverse Effect.

          IV.21. Brokers' Fees. The Borrower has not dealt with any broker or finder with respect to the transactions contemplated by the Loan Documents (except with respect to the acquisition or disposition of Real Property Assets) or otherwise in connection with this Agreement, and the Borrower has not done any acts, had any negotiations or conversation, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by the Borrower of any brokerage fee, charge, commission or other compensation to any party with respect to the transactions contemplated by the Loan Documents (except with respect to the acquisition or disposition of Real Property Assets), other than the fees payable hereunder.

          IV.22. Labor Matters. Except for the collective bargaining agreement and participation in a Multiemployer Plan with Local 399 of the International Union of Operating Engineers at the Usisys Property, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower at any Mortgaged Property and the Borrower has not suffered any strikes, walkouts, work stoppages or other material labor difficulty at any Mortgaged Property within the last five (5) years or since the date on which the Borrower acquired the Mortgaged Property in question if such date occurred less than five (5) years prior to the date hereof.

          IV.23. Organizational Documents. The documents delivered pursuant to
Section 3.1(d) constitute, as of the Closing Date, all of the organizational documents (together with all amendments and modifications thereof) of the Borrower. The Borrower represents that it has delivered to the Lead Agent true, correct and complete copies of each of the documents set forth in this Section 4.23.

          IV.24. Principal Offices. The principal office, chief executive office and principal place of business of the Borrower is 1700 Pennsylvania Avenue, N.W., Washington, D.C.

          IV.25. REIT Status. For the fiscal year ended December 31, 1996, the Borrower qualified and the Borrower intends to continue to qualify as a real estate investment trust under the Code.

          IV.26. Ownership of Property. The Borrower owns fee simple or leasehold title to the Mortgaged Properties except as shown on Exhibit B and on the Title Commitments.

          IV.27. Security Interests and Liens. The Mortgages create, as security for the Obligations, valid and enforceable security interests in and Liens on all of the Collateral in favor of the Lead Agent as agent for the ratable benefit of the Banks, and subject to no other Liens (except as may be permitted under any Mortgage with respect to the Mortgaged Property subject thereto), except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. Such security interests in and Liens on the Collateral shall be superior to and prior to the rights of all third parties in the Collateral (except as may be permitted under any Mortgage with respect to the Mortgaged Property subject thereto), and, other than in connection with any future change in Borrower's name or the location of Borrower's chief executive office, no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law.

          IV.28. Structural Defects and Violation of Law. To the best of Borrower's knowledge and except as set forth in the structural and engineering reports delivered to the Lead Agent with respect to the Mortgaged Properties (as supplemented or amended, the "Engineering

Reports"), there are no material structural defects in any of the Improvements, none of the Improvements is in violation of any Requirements, and the Borrower's anticipated use of the Improvements will comply in all material respects with applicable zoning ordinances, regulations, and restrictive covenants affecting the applicable Mortgaged Property, except in each case as will not have a Material Adverse Effect. The Engineering Reports as of the date hereof are listed in Exhibit E attached hereto and made a part hereof.


                                       V

                       AFFIRMATIVE AND NEGATIVE COVENANTS

     The Borrower covenants and agrees that, so long as any Bank has any Commitment hereunder or any Obligations remain unpaid:

          V.1. Information. The Borrower will deliver to the Lead Agent and to each of the Banks:

          (a) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, an audited consolidated balance sheet of the Borrower as of the end of such fiscal year and the related consolidated statements of cash flow and operations for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, audited by KPMG Peat Marwick LLP or other independent public accountants of similar standing;

          (b) as soon as available and in any event within fifty (50) days after the end of each quarter of each fiscal year of the Borrower, a statement of the Borrower, prepared in accordance with GAAP, setting forth the operating income and operating expenses of the Borrower, in sufficient detail so as to calculate net operating cash flow of the Borrower for the immediately preceding quarter;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.8 on the date of such financial statements; and (ii) certifying (x) that such financial statements fairly present the financial condition and the results of operations of the Borrower as of the dates and for the periods indicated, in accordance with GAAP, subject, in the case of interim financial statements, to normal year-end adjustments, and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower during the period beginning on the date through which the last such review was made pursuant to this Section 5.1(c) (or, in the case of the first certification pursuant to this Section 5.1(c), the Initial Closing Date) and ending on a date not more than ten (10) Domestic Business Days prior to the date of such delivery and that on the basis of such review of the Loan Documents and the business and condition of the Borrower, to the best knowledge of such officer, no Default or Event of Default has occurred or, if any such Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Borrower proposes to take in respect thereof;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

          (e) (i) within five (5) days after the president, chief financial officer, treasurer, controller or other executive officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the president of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; (ii) promptly and in any event within ten
(10) days after the Borrower obtains
knowledge thereof, notice of (x) any litigation or governmental proceeding pending or threatened against the Borrower which, if adversely determined, is likely to individually or in the aggregate, result in a Material Adverse Effect, and (y) any other event, act or condition which is likely to result in a Material Adverse Effect;

          (f) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

          (g) promptly and in any event within five (5) Domestic Business Days after the Borrower obtains actual knowledge of any of the following events, a certificate of the Borrower executed by an officer of the Borrower specifying the nature of such condition and the Borrower's, if the Borrower has actual knowledge thereof, the Environmental Affiliate's proposed initial response thereto: (i) the receipt by the Borrower, or, if the Borrower has actual knowledge thereof, any of the Environmental Affiliates, of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Borrower, or, if the Borrower has actual knowledge thereof, any of the Environmental Affiliates, is not in compliance with applicable Environmental Laws with respect to a Mortgaged Property, and such noncompliance is likely to have a Material Adverse Effect, (ii) the Borrower shall obtain actual knowledge that there exists any Environmental Claim pending or threatened against the Borrower or any Environmental Affiliate with respect to a Mortgaged Property or
(iii) the Borrower obtains actual knowledge of any release, emission, discharge or disposal of any Material of Environmental Concern that is likely to form the basis of any Environmental Claim against the Borrower or any Environmental Affiliate with respect to a Mortgaged Property;

          (h) promptly and in any event within five (5) Domestic Business Days after receipt of any material notices or correspondence from any company or agent for any company providing insurance coverage to the Borrower relating to any material loss of the Borrower with respect to any of the Mortgaged Properties, copies of such notices and correspondence; and

          (i) promptly upon the mailing thereof to the shareholders or partners of the Borrower, copies of all financial statements, reports and proxy statement so mailed;

          (j) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

          (k) simultaneously with delivery of the information required by Sections 5.1(a) and (b), a statement of Net Operating Cash Flow with respect to each Mortgaged Property and a list of all Mortgaged Properties; and

          (l) from time to time such additional information regarding the financial position or business of the Borrower as the Lead Agent, at the request of any Bank, may reasonably request.

          V.2. Payment of Obligations. The Borrower will pay and discharge, at or before maturity, all its material obligations and liabilities relating to or arising in connection with the ownership, operation, maintenance, repair or restoration of the Mortgaged Properties including, without limitation, any obligation pursuant to any agreement by which it or any of the Mortgaged Properties is bound and any tax liabilities (except where such tax liabilities are being contested by the Borrower in good faith by appropriate proceedings, and the Borrower maintains in accordance with GAAP, appropriate reserves for the accrual of any of the same), in any case, where failure to do so will likely result in a Material Adverse Effect.

          V.3. Maintenance of Property; Insurance.

          (a) The Borrower will keep each of the Mortgaged Properties in good repair, working order and condition, subject to ordinary wear and tear and in accordance with the provisions of the applicable Mortgage.

          (b) The Borrower shall (a) maintain insurance as specified in Section 5 of the Mortgage with insurers meeting the qualifications described therein, which insurance shall in any event not provide for materially less coverage than the insurance in effect on the Closing Date, and (b) furnish to each Bank from time to time, upon written request, copies of the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as such Bank may reasonably request. The Borrower will deliver to the Banks (i) upon request of any Bank through the Lead Agent from time to time, full information as to the insurance carried, (ii) within five (5) days of receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iii) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower.

          V.4. Conduct of Business. The Borrower will continue to engage in business of the same general type as now conducted by it pertaining to the Mortgaged Properties.

          V.5. Compliance with Laws. The Borrower will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities pertaining to the Mortgaged Properties (including, without limitation, Environmental Laws, all zoning and building codes and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings, except to the extent that non-compliance will not have a Material Adverse Effect.

          V.6. Inspection of Property, Books and Records. The Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit representatives of any Bank at such Bank's expense to visit and inspect any of its properties to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times, upon reasonable notice, and as often as may reasonably be desired.

          V.7. Existence.

          (a) The Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence or its partnership existence, as applicable.

          (b) The Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals the nonexistence of which is likely to have a Material Adverse Effect.

          V.8. Financial Covenants.

          (a) Debt Service Coverage. Measured as of the last day of each calendar quarter, and as of the date of the addition or release of a Mortgaged Property, the ratio of (i) Net Operating Cash Flow to (ii) Debt Service will not be less than (A) 1.25:1 on or prior to July 31, 1997 and (B) 1.35:1 from and after August 1, 1997, subject, however, to the Borrower's rights to cure pursuant to Section 2.9(c). Failure to restore compliance with this Section 5.8(a) in accordance with Section 2.9(a) shall be an immediate Event of Default.

          (b) LTV Ratio. As of the last day of each calendar quarter and as of the date of any addition of a Mortgaged Property, the LTV Ratio shall not exceed 65%, subject, however, to the Borrower's rights to cure pursuant to Section 2.9(a). Failure to restore compliance with this Section 5.8(b) in accordance with Section 2.9(a) shall be an immediate Event of Default.

          (c) Negative Pledge. The Borrower will not create, assume or suffer to exist any Lien on any Mortgaged Property, except for any encumbrances created or permitted by the Loan Documents.

          (d) Dividends. The Borrower will not, as determined on an aggregate annual basis, pay any dividends in excess of 95% of its consolidated FFO for such year. During the continuance of an Event of Default under Section 6.1(a), the Borrower shall pay only those dividends necessary to maintain its status as a real estate investment trust.

          V.9. Restriction on Fundamental Changes; Operation and Control. (a) The Borrower shall not enter into any merger or consolidation, unless the Borrower is the surviving entity, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease (except as permitted under the Mortgage), sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business or property, whether now or hereafter acquired, hold an interest in any subsidiary which is not controlled by the Borrower or enter into other business lines, without the prior written consent of the Lead Agent.

          (b) The Borrower shall not amend its articles of incorporation, by-laws or agreement of limited partnership, as applicable, in any material respect which affects the control provisions thereof, without the Lead Agent's consent, which shall not be unreasonably withheld.

          V.10. Intentionally Omitted.

          V.11. Sale of the Property. Subject to the provisions of Section 3.4(c), the Borrower shall not sell or otherwise transfer its interest in all or any part of the Mortgaged Properties; provided, however, that nothing in this
Section 5.11 shall be deemed to prohibit the leasing of portions of the Mortgaged Properties in the ordinary course of business for occupancy by the tenants thereunder.

          V.12. Fiscal Year; Fiscal Quarter. The Borrower shall not change its fiscal year or any of its fiscal quarters.

          V.13. Margin Stock. None of the proceeds of the Loan will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

          V.14. Use of Proceeds. The Borrower shall use the proceeds of the Loans solely to finance the Mortgaged Properties as of the date hereof or as of the date they become Mortgaged Properties, to repay borrowings made under the line of credit facility made by the Lead Agent for itself and certain other financial institutions which is currently evidenced by an Amended and Restated Revolving Credit Agreement, dated as of August 23, 1996 (including any modifications or replacements of said line of credit facility) and to finance the acquisition of additional Mortgaged Properties or Real Property Assets.


                                       VI

                                    DEFAULTS

          VI.1. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of any Loan, or the Borrower shall fail to pay when due any interest on any Loan; provided, however, that the Borrower shall be entitled to a three (3) Domestic Business Day grace period with respect thereto but only as to two (2) payments of interest during the Term, or the Borrower shall fail to pay within three (3) Domestic Business Days after the same is due any fees or other amounts payable hereunder;

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.7(a) and Sections 5.8 to 5.14, inclusive, subject to any applicable grace periods set forth therein;

          (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Lead Agent; provided, that in the case of any such failure that is susceptible of cure but that cannot with reasonable diligence be cured within such 30 day period, if the Borrower shall promptly have commenced to cure the same and shall thereafter prosecute the curing thereof with reasonable diligence, the period within which such failure may be cured shall be extended for such further period as shall be reasonably necessary for the curing thereof (and in the event such cure has not been completed within 30 days after the end of the initial 30 day period, the Borrower shall inform the Lead Agent at least once each month thereafter as to the status of such cure);

          (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) Intentionally Omitted;

          (f) the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (g) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect;

          (h) the Borrower shall default in its obligations under any Loan Document other than this Agreement beyond any applicable notice and grace periods;

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA, or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing, or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan, or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated, or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

          (j) Intentionally Omitted;

          (k) (i) any Environmental Claim shall have been asserted against the Borrower or any Environmental Affiliate, (ii) any release, emission, discharge or disposal of any Material of Environmental Concern shall have occurred, and such event is reasonably likely to form the basis of an Environmental Claim against the Borrower or any Environmental Affiliate, or (iii) the Borrower or the Environmental Affiliates shall have failed to obtain any Environmental Approval necessary for the ownership, or operation of its business, property or assets or any such Environmental Approval shall be revoked, terminated, or otherwise cease to be in full force and effect, in the case of clauses (i), (ii) or (iii) above, if the existence of such condition has had or is reasonably likely to have a Material Adverse Effect;

          (l) during any consecutive two year period commencing on or after the date hereof, individuals who at the beginning of such period constituted the Board of

Directors of the Borrower (together with any new directors whose election by the Board of Directors or whose nomination for election by the Borrower stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in the office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office;

          (m) the Borrower shall cease at any time to qualify as a real estate investment trust under the Internal Revenue Code;

          (n) at any time, for any reason the Borrower seeks in a judicial action to repudiate its obligations under any Loan Document;

          (o) Intentionally Omitted; or

          (p) any Mortgage or any Lien granted thereunder shall (except in accordance with the terms hereof or thereof), in whole or in part, terminate, cease to be effective or cease to be a legally valid, binding and enforceable obligation of the Borrower, or any Lien securing the Loans shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Exceptions (as defined in the Mortgages).

          VI.2. Rights and Remedies. (a) Upon the occurrence of any Event of Default described in Sections 6.1(f) or (g), the unpaid principal amount of, and any and all accrued interest on, the Loans and any and all accrued fees and other Obligations hereunder shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower; and upon the occurrence and during the continuance of any other Event of Default, the Lead Agent may exercise any of its rights and remedies hereunder and by written notice to the Borrower, declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other Obligations hereunder to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind other than as provided in the Loan Documents (including, without limitation, valuation and appraisement, diligence, presentment, and notice of intent to demand or accelerate), all of which are hereby expressly waived by the Borrower.

          (a) Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default other than any Event of Default described in Sections 6.1(f) or (g), the Lead Agent shall not exercise any of its rights and remedies hereunder nor declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other Obligations hereunder to be immediately due and payable, until such time as the Lead Agent shall have delivered a notice to the Banks specifying the Event of Default which has occurred and whether Lead Agent recommends the acceleration of the Obligations due hereunder or the exercise of other remedies hereunder. The Banks shall notify the Lead Agent if they approve or disapprove of the acceleration of the Obligations due hereunder or the exercise of such other remedy recommended by Lead Agent within five (5) Domestic Business Days after receipt of such notice. If any Bank shall not respond within such five (5) Domestic Business Day period, then such Bank shall be deemed to have accepted Lead Agent's recommendation for acceleration of the Obligations due hereunder or the exercise of such other remedy. If the Required Banks shall approve the acceleration of the Obligations due hereunder or the exercise of such other remedy, then Lead Agent shall declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other Obligations hereunder to be immediately due and payable or exercise such other remedy approved by the Required Banks. If the Required Banks shall neither approve nor disapprove the acceleration of the Obligations due hereunder or such other remedy recommended by Lead Agent, then Lead Agent may accelerate the Obligations due hereunder or exercise any of its rights and remedies hereunder in its sole discretion. If the Required Banks shall disapprove the acceleration of the Obligations due hereunder or the exercise of such other remedy recommended by Lead Agent, but approve of another remedy, then to the extent permitted hereunder, Lead Agent shall exercise such remedy.

          VI.3. Notice of Default. If the Lead Agent shall not already have given any notice to the Borrower under Section 6.1, the Lead Agent shall give notice to the Borrower under Section 6.1 promptly upon being requested to do so by the Required Banks and shall thereupon notify all the Banks thereof.


                                      VII

                              THE LEAD AGENT

          VII.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Lead Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Lead Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          VII.2. Lead Agent and Affiliates. Morgan shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Lead Agent, and Morgan and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any subsidiary or affiliate of the Borrower as if it were not the Lead Agent hereunder, and the term "Bank" and "Banks" shall include Morgan in its individual capacity.

          VII.3. Action by Lead Agent. The obligations of the Lead Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Lead Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI. The Lead Agent shall at all times be deemed to have exercised reasonable care with respect to the Collateral if it accords the Collateral treatment substantially equal to that which the Lead Agent accords its own property, it being understood that, assuming such treatment, the Lead Agent shall not have any responsibility or liability with respect thereto.

          VII.4. Consultation with Experts. The Lead Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          VII.5. Liability of Lead Agent. Neither the Lead Agent nor any of its affiliates nor any of their


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respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or, where required by the terms of this Agreement, all of the Banks, or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Lead Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower;
(iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Lead Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith. The Lead Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it in good faith to be genuine or to be signed by the proper party or parties.

          VII.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Lead Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement, the other Loan Documents or any action taken or omitted by such indemnitees hereunder.

          VII.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Lead Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Lead Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          VII.8. Successor Lead Agent. The Lead Agent may resign at any time by giving notice thereof to the


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Banks and the Borrower. Upon any such resignation or the removal of the Lead
Agent in accordance with Section 7.11, the Required Banks shall have the right to appoint a successor Lead Agent. If no successor Lead Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Lead Agent gives notice of resignation, then the retiring Lead Agent may, on behalf of the Banks, appoint a successor Lead Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as the Lead Agent hereunder by a successor Lead Agent, such successor Lead Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Lead Agent, and the retiring Lead Agent shall be discharged from its duties and obligations hereunder first accruing or arising after the effective date of such retirement. After any retiring Lead Agent's resignation hereunder as Lead Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Lead Agent.

          VII.9. Lead Agent's Fee. The Borrower shall pay to the Lead Agent or any successor Lead Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Lead Agent or the successor Lead Agent.

          VII.10. Copies of Notices. Lead Agent shall deliver to each Bank a copy of any notice sent to the Borrower by Lead Agent in connection with the performance of its duties as Lead Agent hereunder.


                                      VIII

                              CHANGE IN CIRCUMSTANCES

          VIII.1. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar
Borrowing:

          (a) the Lead Agent is advised by the Reference Bank that deposits in dollars (in the applicable amounts) are not being offered to the Reference Bank in the relevant market for such Interest Period, or

          (b) Banks having 50% or more of the aggregate amount of the Commitments advise the Lead Agent that the


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


Adjusted London Interbank Offered Rate as determined by the Lead Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Lead Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Lead Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended. Unless the Borrower notifies the Lead Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

          VIII.2. Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any existing applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans, and such Bank shall so notify the Lead Agent, the Lead Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Lead Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Lead Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.


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


          VIII.3. Increased Cost and Reduced Return.

          (a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System (but excluding with respect to any Euro-Dollar Loan any such requirement reflected in an applicable Euro-Dollar Reserve Percentage)), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Note, or its obligation to make Euro-Dollar Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Lead Agent), which demand shall be accompanied by a certificate showing, in reasonable detail, the calculation of such amount or amounts, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Lead Agent), which demand shall be accompanied by a certificate showing, in reasonable detail, the calculation of such amount or amounts, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

          (c) Each Bank will promptly notify the Borrower and the Lead Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          VIII.4. Taxes.

          (a) Any and all payments by the Borrower to or for the account of any Bank or the Lead Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Lead Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Lead Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (and, if different from the jurisdiction of such Bank's Applicable Lending Office, the jurisdiction of the domicile of its Loans either established by the Bank pursuant to Section 9.12 or determined by the applicable taxing authorities)(all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or participation therein to any Bank or the Lead Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.4) such Bank or the Lead Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Lead Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or participation therein or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or participation therein (hereinafter referred to as "Other Taxes").

          (c) The Borrower agrees to indemnify each Bank and the Lead Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by such Bank or the Lead Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank or the Lead Agent (as the case may be) makes demand therefor.

          (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first became a party to this Agreement or at any time thereafter (other than solely by reason of a change in United States law or a change in the terms of any treaty to which the United States is a party after the date hereof) indicates a United States interest withholding tax rate in excess of zero (or would have indicated such a withholding tax rate if such form had been submitted and completed accurately and completely and either was not submitted or was not completed accurately and completely), or if a Bank otherwise is subject to United States interest withholding tax at a rate in excess of zero at any time for any reason (other than solely by reason of a change in United States law or regulation or a change in any treaty to which the United States is a party after the date hereof), withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.4(a). In addition, any amount that otherwise would be considered "Taxes" or "Other Taxes" for purposes of this Section 8.4 shall be excluded therefrom if the Bank either has transferred the domicile of its Loans pursuant to Section 9.12 or changed the Applicable Lending Office with respect to such Loans and such amount would not have been incurred had such transfer or change not been made.

          (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(a) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

          (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.4, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

          VIII.5. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If
(i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Sections 8.1 or 8.2 or (ii) any Bank has demanded compensation under
Section 8.3 or 8.4 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Lead Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

          (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

          (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

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                                       IX

                                  MISCELLANEOUS

          IX.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, to CarrAmerica Realty Corporation, 1700 Pennsylvania Avenue, N.W., Suite 700, Washington, D.C. 20006, Attention: Andrea F. Bradley, Esq., and in the case of the Lead Agent, at its address or telecopy number set forth on the signature pages hereof, together with copies thereof, in the case of the Borrower, to Mayer, Brown & Platt, 141 East Palace Avenue, Santa Fe, New Mexico 87501, Attention: George Ruhlen, Esq., Telephone: (505) 820-8180,
Telecopy: (505) 820-7334, and in the case of the Lead Agent, to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022,
Attention: Martha Feltenstein, Esq., Telephone: (212) 735-2272, Telecopy: (212) 735-2000, (y) in the case of any Bank, at its address or telecopy number set forth on the signature pages hereof or in its Administrative Questionnaire or
(z) in the case of any party, such other address or telecopy number as such party may hereafter specify for the purpose by notice to the Lead Agent, the Banks and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Lead Agent under Article II or Article VIII shall not be effective until received.

          IX.2. No Waivers. No failure or delay by the Lead Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          IX.3. Expenses; Indemnification.


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


          (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Lead Agent (including, without limitation, reasonable fees and disbursements of special counsel Skadden, Arps, Slate, Meagher & Flom LLP, local counsel for the Lead Agent, and travel, site visits, third party reports (including Appraisals), mortgage recording taxes, environmental and engineering expenses), in connection with the preparation and administration of this Agreement, the Loan Documents and the documents and instruments referred to therein, the syndication of the Loans, any waiver or consent hereunder or any amendment or modification hereof or any Default or alleged Default hereunder and
(ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Lead Agent and each Bank which are not unreasonably duplicative, including, without limitation, reasonable fees and disbursements of counsel for the Lead Agent, in connection with the enforcement of the Loan Documents and the instruments referred to therein and such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

          (b) The Borrower agrees to indemnify the Lead Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel and settlements and settlement costs, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document (including, without limitation, the Borrower's actual or proposed use of proceeds of the Loans, whether or not in compliance with the provisions hereof),
(ii) any violation by the Borrower or the Environmental Affiliates of any applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by the Borrower or any of the Environmental Affiliates, including, without limitation, all on-site and off-site activities involving Material of Environmental Concern,
(iv) the breach of any environmental representation or warranty set forth herein, (v) the grant to the Lead Agent and the Banks of any Lien in any property or assets of the Borrower or any stock or other equity interest in the Borrower in connection with the Loans hereunder, (vi) the loss of all or any portion of the parking which is the subject of a ground lease for premises located at the Mortgaged Property described on Exhibit B attached hereto as the Unisys Center, Lombard, Illinois, as a direct or indirect result of a foreclosure or assignment in lieu of foreclosure with respect to such Mortgaged Property, where, in connection with such loss, any Indemnitee shall construct additional parking in order to correct zoning violations resulting from such loss (the indemnity described in this clause (vi), a "Parking Indemnity"), such Parking Indemnity not to exceed an aggregate of $2,000,000,
(vii) any loss or damages in excess of the sum of the proceeds of any applicable insurance plus a 15% deductible resulting from any uninsured earthquake casualty at the Mortgaged Property described on Exhibit B attached hereto as the Rio Robles Technology Center, San Jose, California (the indemnity described in this clause (vii), an "Earthquake Indemnity"), such Earthquake Indemnity not to exceed an aggregate of $1,000,000, and (viii) the exercise by the Lead Agent and the Banks of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien (but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements incurred solely by reason of (i) the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction and
(ii) any investigative, administrative or judicial proceeding imposed or asserted against any Indemnitee by any bank regulatory agency or by any equity holder of such Indemnitee). The Borrower's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations; provided, however, that any liability hereunder for the payment of a Parking Indemnity shall terminate upon provision by the Borrower of evidence acceptable to the Lead Agent that the Borrower has (i) obtained amendments to existing ground leases or (ii) entered into a reciprocal easement agreement for parking, or similar agreement, which benefits such Mortgaged Property and runs with the land, in either case such that the Agent is reasonably satisfied that, after a foreclosure or assignment in lieu of foreclosure with respect to the Mortgaged Property, sufficient parking shall be available at the Mortgaged Property to cause the Mortgaged Property not to be in violation of any applicable zoning rules and ordinances.

          (c) The Borrower shall pay, and hold the Lead Agent and each of the Banks harmless from and against, any and all present and future U.S. stamp, recording, transfer and other similar foreclosure related taxes with respect to the foregoing matters and hold the Lead Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes.

          IX.4. Sharing of Set-Offs. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final), other than deposits held for the benefit of third parties, and any other indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower then due and payable to such Bank under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Bank. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes; provided, further, that any such set-off with respect to a Mortgaged Property located in the State of California shall be exercised by a Bank solely on the opinion of counsel. The Borrower agrees, to the fullest extent that it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

          IX.5. Amendments and Waivers. Any provision of this Agreement, the Notes or other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Lead Agent are affected thereby, by the Lead Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees specified herein, including, without limitation, the waiver of any Default or Event of Default in the payment of interest, principal or fees hereunder if such waiver would result in a permanent reduction in the amount or change in the timing of the payment of interest, principal or fees payable hereunder by the Borrower, unless the Borrower has cured such Default or Event of Default and paid all amounts, including any default interest, due hereunder at the time a request for consent is made by Lead Agent to the Banks to the waiver of any Default or Event of Default in the payment of interest, principal or fees hereunder, in which event only the consent of the Required Banks to the waiver of such Default or Event of Default shall be required, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) release the Lien of any Mortgage or otherwise release any other collateral except as expressly permitted in the Loan Documents, or (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

          IX.6. Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of their rights under this Agreement or the other Loan Documents without the prior written consent of all Banks.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Lead Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Lead Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of Section 9.5 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of
Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit C attached hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Lead Agent and, provided no Event of


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


Default shall have occurred and be continuing, the Borrower, which consent shall not be unreasonably withheld or delayed. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Lead Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note or Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Lead Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Lead Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.4.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.3 or 8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          IX.7. Governing Law; Submission to Jurisdiction.

          (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS WERE NEGOTIATED IN NEW YORK, AND EXECUTED BY LEAD AGENT IN THE STATE OF NEW YORK, AND THE BORROWINGS WILL BE DISBURSED FROM NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE


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


UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THE MORTGAGES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. EXCEPT AS PROVIDED IN THE PRIOR SENTENCE, TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAWS.

          (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth below. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding


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


brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Lead Agent, any Bank or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

          IX.8. Marshaling; Recapture. Neither the Lead Agent nor any Bank shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent any Bank receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such Bank as of the date such initial payment, reduction or satisfaction occurred.

          IX.9. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Lead Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Lead Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

          IX.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE LEAD AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


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


          IX.11. Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder.

          IX.12. Domicile of Loans. Subject to the provisions of Article VIII, each Bank may transfer and carry its Loans at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Bank.

          IX.13. Limitation of Liability. (a) No claim may be made by the Borrower or any other Person against the Lead Agent or any Bank or the affiliates, directors, officers, employees, attorneys or agent of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          (a) Notwithstanding anything in this Agreement, the Mortgages, the Notes or the other Loan Documents, no personal liability shall be asserted or enforceable against (i) the Borrower, (ii) any affiliate of the Borrower, (iii) any Person owning directly or indirectly, any legal or beneficial interest in the Borrower or any affiliate of the Borrower, or (iv) any partner, principal, officer, controlling person, beneficiary, trustee, advisor, shareholder, member, employee, agent, affiliate or director of any Persons described in clauses (i) through (iii) above (collectively, the "Exculpated Parties") by the Lead Agent or the Banks in respect of the Obligations, this Agreement, the Mortgages, the Note or any other Loan Document, or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by the Lead Agent, the Banks, and each successive holder of any Note shall accept such Note and any security therefor upon the express condition of this provision and limitation that in the case of the occurrence and continuance of an Event of Default, Beneficiary's remedies in its sole discretion shall be any or all of:


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


               1. Foreclosure of the lien of the Mortgage securing such Note in accordance with the terms and provisions set forth in the applicable Mortgage;

               2. Action against any other security at any time given to secure the payment of such Note and under the other Loan Documents; and

               3. Exercise of any other remedy set forth in such Mortgage or any other Loan Document.

          The lien of any judgment against the Borrower and any proceeding instituted on, under or in connection with any Note or Mortgage, or both, shall not extend to any property now or hereafter owned by the Borrower or any Exculpated Party other than the Net Operating Cash Flow arising after the Borrower has received written notice of a Default from, and the ownership interest of the Borrower in, the applicable Mortgaged Property and the other security for the payment of such Note or Mortgage.

          Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, the Lead Agent and the Banks shall not be deemed to have waived any right which any of them may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Loan secured by any Mortgage or to require that all Collateral shall continue to secure all of the Obligations owing to the Lead Agent and the Banks in accordance with the Loan Documents.

          Notwithstanding anything in this Agreement to the contrary, there shall at no time be any limitation on the Borrower's liability for the payment to the Lead Agent, in accordance with the provisions of any applicable Mortgage, of: (1) condemnation proceeds or insurance proceeds which the Borrower has received and to which the Lead Agent and the Banks are entitled pursuant to the terms of such Mortgage or any of the Loan Documents to the extent the same have not been applied toward payment of sums due under the applicable Note or under such Mortgage, or used for the repair or replacement of the applicable Mortgaged Property pursuant to such Mortgage, or (2) all loss, damage and expense as incurred by the Lead Agent and arising from any fraud, or intentional misrepresentation of the Borrower, (3) any misappropriation of rents arising after the Borrower has received written notice of a Default or security deposits by the Borrower or any affiliate of the Borrower (4) any Parking Indemnity or
(5) any Earthquake Indemnity.


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


          IX.14. Confidentiality.

          Prior to the occurrence and continuance of an Event of Default and except in connection with the sale or assignment or potential sale or assignment of any Bank's Commitment or portion of its Commitment pursuant to Section 9.6, each Bank agrees that it will use reasonable efforts, consistent with its customary policies for maintaining information as confidential, not to disclose without the prior consent of the Borrower (other than to its subsidiaries, directors, agents, employees, auditors, counsel or other professional consultants, provided that each such recipient shall either agree to be bound by the terms of this Section 9.14 or is otherwise bound to keep such information confidential on a similar basis pursuant to professional ethical obligations) any information with respect to the Borrower, any Subsidiary thereof or any of their assets or properties which is furnished pursuant to this Agreement or any Loan Documents and which is designated as confidential, provided that any Bank may disclose any such information (a) that has become generally available to the public (other than as a consequence of any Bank's breach of this Section 9.14),
(b) as may be required or appropriate in any report, statement or testimony submitted to any local, state or federal regulatory body having or claiming to have jurisdiction over such Bank, any nationally recognized rating agency or similar organization, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, or (d) in order to comply with any applicable law, order, regulation or ruling; provided, further that in the case of the foregoing clauses (b), (c) and (d), such Bank shall use reasonable efforts to give the Borrower prior notice of any such disclosure.


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


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         CARRAMERICA REALTY CORPORATION



                                         By:/s/Andrea F. Bradley
                                            ----------------------------------
                                            Name:  Andrea F. Bradley
                                            Title: Vice President,
                                                   General Counsel and
                                                   Corporate Secretary

Commitments

$60,000,000                              MORGAN GUARANTY TRUST COMPANY
                                           OF NEW YORK



                                         By:/s/Timothy V. O'Donovan
                                            ----------------------------------
                                            Name:  Timothy V. O'Donovan
                                            Title: Vice President



$30,000,000                              COMMERZBANK AKTIENGESELLSCHAFT,
                                           NEW YORK BRANCH



                                         By:/s/Douglas P. Traynor
                                            ----------------------------------
                                            Name:  Douglas P. Traynor
                                            Title: Vice President



                                         By:/s/David M. Schwarz
                                            ----------------------------------
                                            Name:  David M. Schwarz
                                            Title: Vice President

$25,000,0000                             BAYERISCHE HYPOTHEKEN -UND
                                           WECHSEL-BANK
                                           AKTIENGESELLSCHAFT, NEW YORK
                                           BRANCH



                                         By:/s/Stephen G. Melidones
                                            ----------------------------------
                                            Name:  Stephen G. Melidones
                                            Title: Assistant Vice
                                                   President



                                         By:/s/Leslie-Anne Lombardo
                                            ----------------------------------
                                            Name:  Leslie-Anne Lombardo
                                            Title: Assistant Vice
                                                   President



$20,000,000                              CORESTATES BANK, N.A.



                                         By:/s/Glenn Gallagher
                                            ----------------------------------
                                            Name:  Glenn Gallagher
                                            Title: Vice President



$15,000,000                              KREDIETBANK, N.V.



                                         By:/s/Francis X. Payne
                                            ----------------------------------
                                            Name:  Francis X. Payne
                                            Title: Vice President



                                         By:/s/Robert Snauffer
                                            ----------------------------------
                                            Name:  Robert Snauffer
                                            Title: Vice President

Total Commitments

$150,000,000

                                         MORGAN GUARANTY TRUST COMPANY
                                           OF NEW YORK, as Lead Agent



                                         By:/s/Timothy O'Donovan
                                            ----------------------------------
                                            Name:  Timothy O'Donovan
                                            Title: Vice President

                                         60 Wall Street
                                         New York, New York 10260-0060
                                         Attention: Michael Erichetti
                                         Telephone number: (212) 648-8127
                                         Telecopy number: (212) 648-5336

                                         Domestic and Euro-Currency
                                         Lending Office:
                                         Nassau, Bahamas Office
                                         c/o J.P. Morgan Services Inc.
                                         500 Stanton Christiana Road
                                         Newark, Delaware 19173-2107
                                         Attention: Nancy K. Dunbar
                                         Telecopy number: (302) 634-4222



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